CONFIDENTIAL	EXHIBIT 10.2

NON-COMPETITION AGREEMENT

This Non-Competition Agreement (“Non-Competition Agreement”), dated as of March 28, 2007, is among Columbia Banking System, Inc., a Washington corporation (“Columbia”), Mountain Bank Holding Company, a Washington corporation (“MBHC”), and the undersigned, each of whom is a director of MBHC.

RECITALS

A. Columbia and MBHC have entered into a Plan and Agreement of Merger (the “Merger Agreement”) dated as of the date hereof, pursuant to which MBHC will be merged with and into Columbia (the “Merger”).

B. The parties to this Non-Competition Agreement believe that the future success and profitability of the combined corporation and its subsidiaries and affiliates (together, the “Combined Company”) require that the existing directors of MBHC (the “Directors”) not be affiliated in any substantial way with a Competing Business (as defined herein) for a reasonable period of time after closing of the Merger and termination of the Directors’ status as directors.

C. Columbia desires to ask each of the undersigned directors to serve on a board of advisors to provide consultation regarding integration of MBHC’s operations into the Combined Company.

AGREEMENT

In consideration of Columbia’s and MBHC’s performance under the Merger Agreement and the mutual covenants herein, the Directors and Columbia agree as follows:

1. Definitions. The following definitions also apply to this Non-Competition Agreement:

a. Competing Business. “Competing Business” means any financial institution or trust company (including without limitation, any start-up or other financial institution or trust company in formation) or holding company thereof that competes or will compete within the Covered Area with the Combined Company.

b. Covered Area. “Covered Area” means the counties of King and Pierce in the State of Washington, and additional counties in the State of Washington in which MBHC or its banking subsidiary intends to expand as of the date of this Non-Competition Agreement (provided the Directors have knowledge of such expansion plans as of the date of this Non-Competition Agreement).

2. Effectiveness. This Non-Competition Agreement will take effect upon closing of the Merger and will continue in effect as specified herein. If the Merger Agreement is terminated for any reason, this Non-Competition Agreement will be null and void and of no effect.

3. Participation in Competing Business. Except as provided in Sections 6 and 7 below, each Director agrees that for two years after the closing of the Merger (the “Non-Compete Term”) he or she will not become involved with a Competing Business or provide any service, directly or indirectly, to a Competing Business, including without limitation, (a) as a shareholder, member, partner, director, officer, manager, investor, organizer, founder, employee, consultant, agent, or representative, or (b) with respect to the organization and preopening phases in the formation of a Competing Business.

4. No Solicitation. During the Non-Compete Term, the Directors will not directly or indirectly solicit or attempt to solicit (a) any employees of the Combined Company to participate, as an employee or otherwise, in a Competing Business, or (b) any customers of the Combined Company to transfer their business to a Competing Business. Solicitation prohibited under this provision includes solicitation by any means, including, without limitation, meetings, letters or other mailings, electronic communications of any kind, and Internet communications.

5. Confidential Information. During and after the Non-Compete Term, each Director will not disclose any confidential information of the Combined Company obtained by such person while serving as a director of MBHC or on an advisory board of the Combined Company, except in accordance with a judicial or other governmental order. For purposes of this Non-Competition Agreement “confidential information” does not include (a) information that is generally available to the public other than as a result of a disclosure by the Director; (b) information that was received by the Director from another person without any limitations on disclosure, but only if the Director had no reason to believe that the other person was prohibited from using or disclosing the information by a contractual or fiduciary obligation; or (c) information that was independently developed by the Director without using any confidential information of MBHC, Columbia, or the Combined Company.

6. Outside Covered Area. Nothing in this Non-Competition Agreement prevents a Director from becoming involved with, as a shareholder, member, partner, director, officer, manager, investor, organizer, founder, employee, consultant, agent, representative, or otherwise, a Competing Business that has no operations in the Covered Area.

7. Passive Interest. Nothing in this Non-Competition Agreement prevents a Director from owning 5 percent or less of any class of security of a Competing Business.

8. Advisory Board Service. Columbia will invite each Director to serve on an advisory board relating to integration of MBHC’s operations into the Combined Company, to be formed effective as of the closing of the Merger, for a term ending December 31, 2008. The advisory board will meet quarterly. Columbia will pay each Director $900 for each advisory board meeting attended by the Director during that term.

9. Resignation. Each Director hereby tenders his or her resignation from the Board of Directors of MBHC and its banking subsidiary effective upon closing of the Merger. In the event the Merger Agreement is terminated for any reason, this resignation will be withdrawn and will be of no further effect.

10. Remedies. Any breach of this Non-Competition Agreement by a Director will entitle the Combined Company, together with its successors and assigns, to injunctive relief and specific performance, as well as to any other legal or equitable remedies to which they may be entitled.

11. Governing Law and Enforceability. This Non-Competition Agreement is governed by, and will be interpreted in accordance with, the laws of the State of Washington, without regard to any applicable conflict of law principles. If any court determines that the restrictions set forth in this Non-Competition Agreement are unenforceable, then the parties request such court to reform these provisions to the maximum restrictions, term, scope or geographical area that such court finds enforceable. Venue of any legal action or proceeding between the parties related to this Non-Competition Agreement will be in Pierce County, Washington, and the parties each consent to the personal jurisdiction of the courts of the State of Washington and the federal courts located in Washington. Each Director agrees not to claim that Pierce County, Washington is an inconvenient place for trial.

12. Individual Obligation. The obligations of each of the Directors under this Non-Competition Agreement are intended to be several and not joint.

13. Counterparts. The parties may execute this Non-Competition Agreement in one or more counterparts, including facsimile counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same document.

[signature pages follow]

The undersigned have executed this Non-Competition Agreement as of March 28, 2007.

MOUNTAIN BANK HOLDING COMPANY		COLUMBIA BANKING SYSTEM, INC.

By:	/s/ Roy T. Brooks	By:	/s/ Melanie J. Dressel
	Roy T. Brooks		Melanie J. Dressel
	President & Chief Executive Officer		President & Chief Executive Officer

[Signature Page to Non-Competition Agreement]

/s/ Barry C. Kombol	/s/ Roy T. Brooks
Barry C. Kombol, Director	Roy T. Brooks, Director

/s/ Hans R. Zurcher	/s/ Susan K. Bowen-Hahto
Hans R. Zurcher, Director	Susan K. Bowen-Hahto, Director

/s/ Michael K. Jones	/s/ John W. Raeder
Michael K. Jones, Director	John W. Raeder, Director

/s/ Garret S. Van Beek	/s/ J.B. Rupert
Garret S. Van Beek, Director	J.B. Rupert, Director

/s/ Brian W. Gallagher	/s/ Steve W. Moergeli
Brian W. Gallagher, Director	Steve W. Moergeli, Director

[Signature Page to Non-Competition Agreement]